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                                                                   EXHIBIT 10.36


                           WHOLESALE LENDING AGREEMENT

         THIS AGREEMENT is made and entered into as of March 6, 1998, between UNION FEDERAL SAVINGS BANK OF INDIANAPOLIS, a federally chartered savings bank with its principal offices located in Indianapolis, Indiana (hereinafter "UFSB"), and E - Loan, Inc. with its principal offices located at Palo Alto, California (hereinafter "Client Mortgage Company" or "CMC") under the following circumstances:

         A. UFSB is engaged in the business of, among other activities, purchasing and/or funding mortgage loans on residential real estate ("Mortgage Loans") and reselling such loans in the secondary mortgage market. CMC is engaged in the business of negotiating Mortgage Loans and performing certain residential mortgage application functions on behalf of Mortgagors in exchange for a fee or other consideration.

         B. During the term of this Agreement, UFSB will advise CMC of UFSB's various FHA, VA, and Conventional Mortgage Loan products as well as select Bond Program Mortgage Loan products, and CMC intends, from time to time, to offer to UFSB for purchase and/or funding certain FHA, VA, and Conventional Mortgage Loans as well as select Bond Program Mortgage Loans which fall within the parameters of UFSB's said Mortgage Loan products.

NOW, THEREFORE, in consideration of the mutual agreements and covenants hereinafter set forth, the parties agree as follows:

                                    ARTICLE I

                                   Definitions

         All words and phrases defined in this Article 1 (except as herein otherwise expressly provided or unless the context otherwise requires) shall, for the purposes of this Agreement, have the respective meanings specified in this Article:

         1.01. "Agreement" means this Wholesale Lending Agreement and any written and agreed to amendments or modifications hereto signed by both UFSB and CMC.

         1.02. "Bond Authority" means a federal, state or local authority established for the purpose of making residential mortgage loans to low and moderate income borrowers at below market interest rates and/or upon other terms and conditions favorable to the borrowers and issuing bonds or other obligations to fund such loans.

         1.03. "Bond Program" means a qualified single family residential mortgage loan program of a local, state or federal housing authority under which residential mortgage loans are made available to low and moderate income borrowers at below market interest rates and/or upon other terms and conditions favorable to the borrowers.

         1.04. "Business Day" or "Day" means any day of the week other than a Saturday, Sunday, or a legal holiday or a bank holiday in the State of Indiana.

         1.05. "Defect" means a breach in any respect of any representation or warranty herein contained with respect to a Mortgage Loan or any failure by CMC to comply with any covenant herein contained with respect to a Mortgage Loan which could reasonably be expected to result in a loss or damage to UFSB or a subsequent purchaser of such Mortgage Loan.


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         1.06. "Defective Loan" means any Mortgage Loan that contains a Defect.

         1.07. "FHLMC" means Federal Home Loan Mortgage Corporation.

         1.08. "FIRREA" means the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

         1.09. "FNMA" means the Federal National Mortgage Association or any successor thereto.

         1.10. "GNMA" means the Government National Mortgage Association or any successor thereto.

         1.11. "Mortgage" means a valid and enforceable Mortgage, Deed of Trust, or other Security Instrument creating a first lien upon described real property improved by a one-to-four family dwelling which secures a Mortgage Note.

         1.12. "Mortgage Documents" means all documents specified in the Wholesale Seller Guide pertaining to a particular Mortgage Loan.

         1.13. "Mortgage Loan" means an individual mortgage loan which is the subject to this Agreement.

         1.14. "Mortgage Loans" means the mortgage loans which are the subject of this Agreement.

         1.15. "Mortgage Loan Application" or "Mortgage Loan Applications" means an application for a Mortgage Loan processed by CMC in accordance with the provisions of the Wholesale Seller Guide and the terms of this Agreement.

         1.16. "Mortgage Note" means a written promise to pay a sum of money at a stated interest rate during a specified term that is secured by a Mortgage Loan.

         1.17. "Mortgagor" means the obligor on a Mortgage Note.

         1.18. "Repurchase" means CMC's purchase of a Mortgage Loan from UFSB that was previously sold to UFSB from CMC.

         1.19. "RESPA" means the Real Estate Settlement Procedures Act of 1974 (12 U.S.C. 2601, et seq.), as amended from time to time.

         1.20. "Servicing Rights" or "Servicing" means the right, title, and interest in and to the servicing of the Mortgage Loans and the maintenance and servicing of the escrow accounts, along with the right to receive the servicing fee income and any and all ancillary income arising from or connected to any Mortgage Loan.

         1.21. "Wholesale Seller Guide" means a manual prepared by UFSB, and amended from time to time, which contains the terms and conditions under which UFSB has agreed to purchase and/or fund Mortgage Loans from CMC as well as practices and procedures which UFSB will require CMC to implement and follow with respect to those Mortgage Loans offered for sale and/or funding to UFSB.


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                                   ARTICLE II

                        Purchase and/or Funding of Loans

         2.01. PURCHASE AND/OR FUNDING OF LOANS BY UFSB. UFSB agrees to purchase and/or fund certain Mortgage Loans from CMC; provided the following requirements are met:

         (a) Immediately upon payment by UFSB of the purchase price of each such Mortgage Loan so purchased and/or funded, all rights, title and interest (including all Servicing Rights) in said Mortgage Loans shall be assigned from CMC to UFSB;

         (b) All FHA, VA, Conventional and select Bond Program Mortgage Loans shall have been closed in the name of CMC unless another name is specifically authorized by UFSB; and

         (c) All such Mortgage Loans shall meet the UFSB's lending requirements as set forth herein or in the Wholesale Seller Guide.

         2.02. UFSB LOAN REQUIREMENTS. UFSB will advise CMC from time to time regarding the types of FHA, VA and conventional Mortgage Loan products ("Qualified Products") it is interested in purchasing and/or funding, including, without limitation, information concerning interest rates, loan limits, loan-to-value ratios, points, fees, and underwriting requirements. Any commitment from UFSB to CMC to purchase and/or fund any Mortgage Loan or Mortgage Loans or Mortgage Loan Applications will be issued in accordance with UFSB's current lending policy. Such commitment will be in writing and the terms of such commitment will be applicable only to the Mortgage Loan or Mortgage Loans specified therein. UFSB may, at its sole discretion, cancel or discontinue any of the Qualified Products, with or without notice to CMC. UFSB will attempt to give reasonable advance notice of such changes but shall have no obligation to do so. CMC agrees to follow the practices and procedures set forth in the Wholesale Seller's Guide. The terms and provisions contained in the Wholesale Seller Guide are incorporated herein as though set out in full.

         2.03. PRICING OF LOANS; LOCK-IN RATES. UFSB will provide price protection for the Mortgage Loans it agrees to purchase and/or fund hereunder in the form of a lock-in according to its lock-in policies set forth in the Wholesale Seller Guide. The time at which the interest rate for a Mortgage Loan is locked-in shall be solely at CMC's option. However, a Mortgage Loan with a lock-in interest rate must be presented to UFSB for purchase and/or funding at the locked-in price within the lock-in period. For purposes of this Agreement, the "lock-in period" shall be determined in accordance with the provisions of the Wholesale Seller Guide. If such Mortgage Loan is not presented to UFSB's Wholesale Branch at the address noted in the Wholesale Seller Guide within the lock-in period, Said Loan will be re-priced at UFSB's option. Transfer by CMC of a locked-in Mortgage Loan during the lock-in period to an entity other than UFSB shall constitute a violation of this Agreement, and CMC shall be liable for any loss sustained as a result thereof by UFSB. In addition, CMC shall notify UFSB immediately should any commitment for a locked-in Mortgage Loan be canceled, withdrawn, or otherwise determined not to be set for purchase and/or funding by UFSB.


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                                   Article III

                         Warranties and Representations

         3.01. CMC'S WARRANTIES AND REPRESENTATIONS. CMC hereby warrants, represents and covenants to UFSB with regard to each Mortgage Loan submitted to UFSB for underwriting, purchase and/or funding that the following are true, complete and correct as of the date of such submission as if such warranties, representations and covenants are again made by CMC on those dates:

         (a) CMC is duly organized, validly existing and in good standing under the laws of each jurisdiction in which it originates Mortgage Loans delivered to UFSB pursuant to this Agreement and has complied with all applicable statutes, laws, rules and regulations, orders and decrees of all federal, state, county and municipal authorities. CMC further has qualified, registered and obtained all licenses and taken all other requisite action required in order to originate any Mortgage Loans delivered to UFSB pursuant to this Agreement. The execution and delivery of this Agreement and the transactions contemplated hereby are duly authorized and binding on CMC;

         (b) All Mortgage Loans CMC submits to UFSB have met all requirements of federal, state, or local laws, including, but not limited to, Usury, Truth-In-Lending, Real Estate Settlement Procedures, Consumer Credit Protection, Equal Credit Opportunity, Loan Disclosure Laws, the Flood Disaster Protection Act, and the Fair Credit Reporting Act and CMC shall maintain in its possession, available for UFSB's inspection, and shall deliver to UFSB upon demand, evidence of compliance with all such requirements;

         (c) CMC has no knowledge of any circumstances or conditions with respect to the Mortgage Loan submitted to UFSB for underwriting, purchase and/or funding, the mortgaged property, the mortgagor or the mortgagor's credit standing that can be reasonably expected to cause institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent or adversely affect the value or marketability of the Mortgage Loan;

         (d) With regard to FHA or VA insured Mortgage Loans, the Federal Housing Commissioner or VA, as applicable, has or will issue his Mortgage Insurance Certificate or Loan Guaranty Certificate; and payment due on the mortgage insurance premium has been paid to the insuring authority; nothing has been done or omitted, and no circumstances exist, the effect of which act, omission or circumstance would invalidate the contract of insurance with the FHA or VA as applicable; and the Mortgage Loan complies with the regulations of the FHA or VA as applicable;

         (e) All of the appraisers selected by CMC who have performed appraisals in connection with the Mortgage Loans submitted to UFSB for purchase and/or funding have been properly licensed and are currently approved in accordance with the provisions of the Wholesale Seller Guide;

         (f) The appraisal submitted in connection with each Mortgage Loan meets the requirements of FIRREA and USPAP;

         (g) The underwriting for each Mortgage Loan, if performed by CMC, has been performed in accordance with the provisions of the Wholesale Seller Guide and the terms of this Agreement;

         (h) No legal actions are pending or threatened which might affect the Mortgage Loan or CMC's ability to transfer it or otherwise perform hereunder;


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         (i)      CMC is not in default with respect to any material agreement to which it is party or by which it is bound, and the execution and performance of this Agreement will not violate any law, or term of its association documents or bylaws, as amended, or instrument to which CMC is a party or by which it is bound and will not violate or conflict with any other restriction of any kind of character to which it is subject;

         (j) All information submitted by CMC to UFSB with regard to the Mortgage Loan, including all written materials, are presented and warranted by CMC to be true, correct, currently valid and genuine;

         (k) All FHA and VA insured and Bond Program Mortgage Loans submitted to UFSB for purchase are eligible for inclusion in GNMA or FNMA pools;

         (l) The Mortgage Loan and all documentation and other materials submitted to UFSB in connection therewith do not contain any fraudulent statement or any misstatement or omission of material fact, and the Mortgage Loan has been originated in a manner consistent with prudent mortgage banking practices and consistent with the guidelines and policies established by UFSB, GNMA, FNMA, FHLMC, a Bond Authority, the FHA, or the VA, as applicable;

         (m) To the best of CMC's knowledge, there are no undisclosed agreements between the Mortgagor and the seller or CMC or any other party concerning any facts or conditions, whether past, present or future, which might in any way affect the obligations of the Mortgagor to make timely payments or make the Mortgage Loan unsalable in the secondary market;

         (n) CMC shall promptly advise UFSB of any material change relating to CMC including, but not limited to, a change in ownership, financial condition or senior management;

         (o) All Mortgage Loan Applications and/or Mortgage Loans presented to UFSB by CMC for underwriting, purchase and/or funding have been originated by CMC, and no such Mortgage Loan Applications and/or Mortgage Loans have been originated by a third party unless UFSB specifically authorizes CMC to present such third party loans to UFSB for purchase and/or funding; and

         (p)      With respect to subsections (a) through (o), inclusive of this
                  Section 3.01, CMC will promptly notify UFSB if CMC becomes aware that any terms, conditions, warranties, representations or covenants hereunder become untrue or incomplete in the future.

         3.02. UFSB'S WARRANTIES AND REPRESENTATIONS. UFSB represents and warrants that UFSB possesses all necessary licenses from any applicable regulatory authority to engage in the activities contemplated by this Agreement.

                                   Article IV

                           Post-Closing Documentation

         4.01. CMC'S OBLIGATIONS REGARDING POST-CLOSING DOCUMENTATION. CMC agrees that it is responsible for obtaining and delivering post-closing documents required to complete closed Mortgage Loan packages within the time frames established by UFSB in its Wholesale Seller Guide or otherwise. Should UFSB incur loss due to CMC's failure to deliver documents in a timely manner (i.e., in keeping with commitment deadlines and post-closing documentation deadlines), then, at UFSB's option, CMC will either reimburse UFSB for such loss within twenty (20) days of written notice thereof, or CMC will immediately repurchase the Mortgage Loan in question in accordance with the provisions contained in Article V regarding repurchase of Mortgage Loans.


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                                    Article V

                       Indemnification; Repurchase by CMC.

         5.01. INDEMNIFICATION BY CMC. CMC agrees to indemnify and hold UFSB harmless from any and all liability, claims, loss or damage resulting from any act or omission of CMC. If any claim, action or proceeding shall be asserted or brought against UFSB by reason of any such act or omission of CMC, CMC shall, upon demand, obtain representation by legal counsel acceptable to UFSB to defend UFSB against any such action and/or claim and CMC shall pay all costs incurred in such defense. Furthermore, CMC agrees to defend, indemnify and hold UFSB harmless with respect to any damages arising from or in connection with CMC's use, for any Mortgage Loan, of any form not provided or approved by UFSB. CMC further agrees to defend, indemnify and hold UFSB harmless from miscalculations and other errors which results from CMC's independent application, processing and closing procedures and for its misuse of forms required by UFSB. CMC also agrees to defend, indemnify and hold UFSB harmless from claims asserted against UFSB under provisions of RESPA, including, without limitation, claims based upon, or arising as a result of, any payments received by CMC in the nature of yield spread premium, service released premium, back points, discount points, broker rebates, and the like. All of the aforementioned representations and warranties shall survive the closing of each Mortgage Loan transaction, and shall inure to the benefit of UFSB, and its successors and future assignees.

         5.02. INDEMNIFICATION BY UFSB. UFSB agrees to indemnify and hold CMC harmless from any and all liability, claims, loss or damage (including, without limitation, attorney fees and other litigation expense) incurred by CMC resulting solely from the negligence or misconduct of UFSB.

         5.03. REPURCHASE OBLIGATION. CMC agrees to repurchase on UFSB's demand, any Mortgage Loans subject to this Agreement upon the terms and conditions hereinafter set forth in the event that:

         (a) Any misstatement of material fact, fraud or breach of any warranty contained herein or other material breach of this Agreement, is discovered by UFSB or its representatives or by CMC; or

         (b) UFSB is required to purchase any Mortgage Loan which it has sold to an investor, or which it has placed in or pledged to a mortgage pool, which purchase requirement is as a result of the Mortgage Loan being a Defective Loan, or as the result of any act or omission of CMC; or

         (c) The mortgagor(s) fails to make the first payment due UFSB within 30 days of payment due date on any Mortgage Loan purchased and/or funded by UFSB; or

         (d) If the CMC made the credit underwriting decision, the Mortgage Loan becomes 90 days or more delinquent on any of the first six (6) monthly payments due UFSB.

         5.04. REPURCHASE PRICE. With respect to any Mortgage Loan required to be repurchased pursuant to this Article V, the repurchase price to be paid by CMC to UFSB shall be an amount equal to the outstanding principal balance at par of such Mortgage Loan plus accrued interest to the date of repurchase plus any costs or expenses incurred by UFSB relating to the repurchase. Notwithstanding the foregoing, in the event UFSB paid a premium to CMC for the Mortgage Loan at the time of the original purchase and/or funding, CMC's repurchase price shall also include a premium which is the same percentage of the then outstanding principal balance as the original premium was of the principal balance at the time of the original purchase of the Mortgage Loan. In the event CMC is required to repurchase a loan from UFSB, CMC agrees to repurchase such loan not later than thirty (30) days from receipt of written notice for repurchase from UFSB.

         5.05. RIGHT OF SET-OFF. CMC grants UFSB the right of set-off, and UFSB may deduct any fees, penalties or other sums owed by CMC to UFSB hereunder from the purchase price or loan funding of any Mortgage Loans purchased and/or funded by UFSB.


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                                   Article VI

                            Miscellaneous Provisions

         6.01. AMENDMENT OF AGREEMENT. This Agreement may not be amended except in writing executed by both parties.

         6.02. WAIVER NONBINDING. The failure of UFSB to insist in any one or more instances upon strict performance of any of the covenants, agreements or conditions of this Agreement or to exercise any rights hereunder, shall not be construed as a waiver or a relinquishment for the future of such covenants, agreements, conditions or rights.

         6.03. NO OBLIGATION TO MAKE LOANS. Nothing contained in this Agreement shall be construed to require UFSB to approve, purchase and/or fund any Mortgage Loan or Mortgage Loans submitted by CMC pursuant to the terms hereof. Approval and funding of any such Mortgage Loan or Mortgage Loans shall be in the sole discretion of UFSB, and said decision will be made on a loan by loan basis.

         6.04. NO AGENCY OR EMPLOYMENT RELATIONSHIP. Both parties understand and agree that it is not intended that this Agreement create or establish a relationship of employer / employee between UFSB and CMC, nor is it intended that CMC is designated as agent for UFSB. CMC is an independent contractor, and is hereby expressly prohibited from holding itself out as an agent, representative or employee of UFSB or of having any endorsement from or affiliation with UFSB.

         6.05. TERMINATION. This Agreement may be terminated by either party for any reason, with or without cause, breach or other justification, upon thirty
(30) calendar days prior written notice, and may be terminated immediately for breach of any covenant, obligation or duty herein contained or for violation of any law, ordinance, statute, rule or regulation governing the conduct of either party hereto. Termination shall not affect the obligations with respect to any Mortgage Loans submitted prior to such termination, except that UFSB shall not be obligated to purchase and/or fund any such Mortgage Loans approved prior to termination if UFSB terminates this Agreement for breach by CMC on the basis of fraud or negligence of CMC.

         6.06. ENTIRE AGREEMENT. The arrangements and relationships contemplated in this Agreement are the sole understandings and agreements of the parties. No further arrangements between the parties will be considered valid unless they are in writing and executed by each of the parties.

         6.07. SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired.

         6.08. BINDING EFFECT. The provisions of this Agreement shall be binding upon, and shall inure to the benefit of the successors and assigns of UFSB and CMC.

         6.09. GOVERNING LAW. This Agreement shall be construed in accordance with, and governed by the laws of the State of Indiana.

         6.10. ATTORNEYS' FEES. In the event a dispute arises under this Agreement between CMC and UFSB, which disputes result in legal action being taken by one or both of the parties, the prevailing party shall be entitled to recover its reasonable attorney fees, costs and other expenses associated with the enforcement of its rights under this Agreement.


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         6.11. NOTICES. Any notices necessary to be given under the provisions of this Agreement will be sufficient if in writing and delivered personally, by U.S. certified mail, return receipt requested or by courier service to the addresses set forth below:

             If to UFSB:      Union Federal Savings Bank of Indianapolis
                              7500 West Jefferson Boulevard
                              Fort Wayne, Indiana 46804
                              Attention: Sr. Vice President, Wholesale Lending

             If to CMC:       E-Loan Inc.
                              540 University Avenue
                              Suite #350
                              Palo Alto, CA 94301
                              Attention: Elaine Barnkos

         IN WITNESS WHEREOF, the parties hereto have executed the above and foregoing Agreement as of the day and year first above written.

"UFSB"                                           UNION FEDERAL SAVINGS BANK
                                                 OF INDIANAPOLIS

                                                 By /s/ Signature Illegible
                                                    -----------------------

                                                 Its Asst Vice President
                                                     -------------------

"CMC"                                            E-Loan, Inc.

                                                 By /s/ Chris Larsen
                                                    -----------------------

                                                 Its President
                                                     ---------


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